UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2015

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by Hennessy Capital Acquisition Corp. (the “Company”) in making presentations to certain existing and potential stockholders of the Company with respect to the proposed acquisition (the “Business Combination”) of School Bus Holdings Inc. (“SBH”), which, through its subsidiaries, conducts its business under the “Blue Bird” name, pursuant to the terms of that certain Purchase Agreement (the “Purchase Agreement”) by and between the Company and The Traxis Group B.V.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Additional Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the Business Combination and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders. The Company’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held to approve, among other things, the Business Combination because these documents will contain important information about the Company, SBH and the Business Combination. The definitive proxy statement will be mailed to stockholders of the Company as of the record date established for voting on the Business Combination. Stockholders may also obtain a free copy of the proxy statement, as well as other documents filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the proposed Business Combination and the other matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Company’s preliminary proxy statement for the Business Combination, which has been filed with the SEC.

Forward Looking Statements

The investor presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company and SBH and the combined company after completion of the proposed Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against SBH or the Company following announcement of the proposed Business Combination and transactions contemplated thereby; (3) the inability to complete the transactions contemplated by the Purchase Agreement due to the failure to obtain approval of the stockholders of the Company; (4) the ability to obtain or maintain the listing of the post-combination company’s common stock on NASDAQ following the Business Combination, including having the requisite number of stockholders; (5) the risk that the proposed Business Combination disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SBH and the Company businesses, and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that SBH or the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement filed by the Company in connection with the Business Combination, including those under “Risk Factors” therein, and other filings with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. SBH and the Company undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Investor Presentation dated January 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2015	HENNESSY CAPITAL
ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Investor Presentation dated January 9, 2015